Exhibit 31.1
NOVELLUS SYSTEMS, INC.
CERTIFICATION
     I, Richard S. Hill, certify that:
1.	I have reviewed this quarterly report on Form 10-Q/A of Novellus Systems, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: November 28, 2006	By:	/s/ Richard S. Hill
Richard S. Hill
Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)